UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 10, 2007

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave 7

Singapore 768923

(Address of principal executive offices, including zip code)

(+65) 6755-2033

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01  Entry into a Material Definitive Agreement

On July 10, 2007, in connection with his appointment to the Board of Directors of Verigy Ltd., Mr. Grady entered into Verigy’s standard form of director Indemnification Agreement with Verigy Ltd. and its primary US subsidiary, Verigy US, Inc.  The indemnification agreements are in the same form as the existing indemnification agreements that the company has entered into previously with each of its directors and executive officers.  The form of indemnification agreement between Verigy Ltd. and each of its directors and exceutive officers was filed as Exhibit 10.1 to the company’s registration statement on Form S-1, filed with the Securities and Exchange Commission, or “SEC”, on May 23, 2006, and is incorporated in this Item 1.01 by reference.  The form of indemnification agreement between Verigy US, Inc. and each of Verigy Ltd.’s directors and exceutive officers was filed as Exhibit 10.11 to Verigy Ltd.’s annual report on Form 10-K, filed with the Securities and Exchange Commission, or “SEC”, on December 22, 2006, and is incorporated in this Item 1.01 by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 (b)  Director Resignation

On July 10, 2007, Verigy’s former chairman, Adrian T. Dillon resigned from the Board effective July 10, 2007.  The resignation, which was contemplated from the time of Verigy’s initial public offering, came approximately one year after Verigy became an independent company.  Mr. Barnes, Verigy’s president and chief executive officer was named chairman of the Board.  In connection with Mr. Barnes’ election as Chairman of the Board, the Board also elected C. Scott Gibson to act as the Lead Independent Director of the Board.

(d)           Director Appointment

On July 10, 2007, the Board of Directors of Verigy Ltd. appointed Edward C. Grady, president and chief executive officer of Brooks Automation, Inc., to the Verigy Board.  It has not yet been determined whether Mr. Grady will serve on any committees of the Board of Directors.

In connection with his service as a director, Mr. Grady will receive Verigy’s standard non-employee director cash and equity compensation.   Specifically, Mr. Grady will receive a pro rata portion of the $55,000 annual retainer for his service to April 15, 2008 (the estimated date of the 2008 annual general meeting of shareholders and the point at which fiscal 2008 director compensation will be paid). Upon his appointment, pursuant to the Company’s 2006 Equity Incentive Plan, Mr. Grady automatically received a one-time grant of a non-statutory stock option to purchase 10,443 ordinary shares at an exercise price of $29.16, the closing price of Verigy’s ordinary shares on the date of Mr. Grady’s appointment.  The initial option award vests on the first anniversary of grant and has a term of five years. Also pursuant to the 2006 Equity Incentive Plan, Mr. Grady automatically received a one-time grant of 3,773 restricted ordinary share units.  The restricted share units will vest in full on the first anniversary of the grant date. Settlement of the restricted share units occurs in a lump sum on the third anniversary of the grant date.

On July 10, 2007, Verigy issued a press release announcing the resignation of Adrian T. Dillon from, and the appointment of Mr. Edward Grady to, the Board of Directors.  The press release is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. dated July 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Vice President and General Counsel

Date:  July 10, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. dated July 10, 2007.